As filed with the Securities and Exchange Commission on March 13, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARBINGER GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware	74-1339132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 Park Avenue, 27th Floor

New York, NY 10022

(212) 906-8555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Williams

Executive Vice President and Chief Financial Officer

450 Park Avenue, 27th Floor

New York, NY 10022

(212) 906-8555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Raphael M. Russo, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:	(1)	(1)	$75,000,000(2)	$8,595(2)
Common Stock
Preferred Stock
Warrants
Units
Secondary Offering:	25,000,000(3)	$4.61(4)	$115,250,000	$13,208(4)
Common Stock
TOTAL				$21,803(5)

(1)	An indeterminate aggregate initial offering price or number of shares of common stock, shares of preferred stock warrants and units of the Registrant is being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum initial offering prices per security will be determined, from time to time, by the Registrant. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any preferred stock is issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.
(2)	Estimated solely for the purpose of calculating the registration fee for primary offering pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Such indeterminate amount of common stock, preferred stock, warrants and units as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed the amount shown.
(3)	Consists of 25,000,000 shares of common stock held by the selling stockholders identified herein. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The offering price and registration fee are computed using $4.61, the average of the high and low prices of the registrant’s common stock, as reported by the New York Stock Exchange on March 9, 2012.
(5)	Paid herewith

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor any of the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 13, 2012

PRELIMINARY PROSPECTUS

Common Stock

Preferred Stock

Warrants

Units

Offered by Harbinger Group, Inc.

25,000,000 Shares

Common Stock

Offered by the Selling Stockholders

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, securities with an aggregate offering price of up to $75,000,000.

In addition, the selling stockholders identified in this prospectus may sell, from time to time, up to 25,000,000 shares of our common stock. These shares were originally acquired by the selling stockholders in private placements exempt from the registration requirements of the Securities Act of 1933, as amended.

Each time we or the selling stockholders offer securities, we will provide a supplement to this prospectus, if required by applicable law, that will describe the specific manner in which such securities are being offered. The prospectus supplements, if any, may also add, update or change information contained in this prospectus.

The selling stockholders may offer for sale or otherwise distribute the shares of our common stock covered by this prospectus in one or more transactions, directly or through underwriters, brokers or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices.

For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.”

As of March 9, 2012, the aggregate market value of our outstanding common stock held by non-affiliates was $44,607,828, based on 140,116,935 shares of outstanding common stock, of which 9,613,756 are held by non-affiliates, and a price of $4.64 per share, based on the closing sale price of our common stock on March 9, 2012 on the New York Stock Exchange (“NYSE”). We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month period that ends on and includes the date of this prospectus.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses in connection with any offering of our securities by us or the selling stockholders, other than any underwriting fees, discounts, selling commissions and stock transfer taxes, if any, applicable in connection with any offering by the selling stockholders.

Our common stock is listed on the NYSE, under the symbol “HRG”. The last reported sale price of our common stock on the NYSE on March 9, 2012 was $4.64 per share.

You should carefully read this prospectus before you invest. Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

Unless otherwise indicated in this prospectus, any prospectus supplement, or the context requires otherwise, “HGI,” the “Company,” “we,” “us” or “our” refers to Harbinger Group Inc. and, where applicable, its consolidated subsidiaries; and “Harbinger Parties” refers, collectively, to Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.

You should rely only on the information contained or incorporated by reference in this prospectus or the prospectus supplement or any free writing prospectus and any pricing supplement that we or the selling stockholders authorize. Neither we nor the selling stockholders authorize any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus or the prospectus supplement or any free writing prospectus or any pricing supplement that we or the selling stockholders authorize in writing. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus or the prospectus supplement or any free writing prospectus or any pricing supplement that we or the selling stockholders authorize is accurate only as of the date on its cover page and that any information previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporate by reference is accurate only as of the date such document is incorporated by reference.

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus, any applicable prospectus supplement and any information incorporated by reference. You should also read the documents referenced under the heading “Where You Can Find More Information” for information on the Company and its financial statements.

This prospectus is part of a registration statement that the Company has filed with the SEC using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, any of the following securities, in one or more series:

•	common stock, par value $.01 per share (the “common stock”);

•	preferred stock;

i

•	warrants; and

•	units.

In addition, the selling stockholders may offer and sell from time to time shares of our common stock.

As described under the heading “Plan of Distribution,” certain third parties may also offer securities from time to time. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time we or the selling stockholders sell securities, we may, to the extent required by applicable law, provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

We or the selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and the selling stockholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us or the selling stockholders from the sale of securities also will be set forth in the applicable prospectus supplement.

The prospectus supplement will also contain, with respect to the securities being sold by us or the selling stockholders, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials that we file with the SEC at the SEC Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site that contains the reports, proxy and information statements and other information that we and other issuers file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. You can also obtain information about our Company at the offices of the New York Stock Exchange (the “NYSE”), 20 Broad Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

ii

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC, allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently provide updating or superseding information in this prospectus or in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished under applicable SEC rules rather than filed):

•

our Annual Report on Form 10-K for the year ended September 30, 2011, as filed with the SEC on December 14, 2011 as amended by Amendment No. 1 thereto as filed with the SEC on January 30, 2012 (Commission File No.: 1-4219);

•	our Quarterly Report on Form 10-Q for the quarter ended January 1, 2012, as filed with the SEC on February 9, 2012 (Commission File No.: 1-4219);

•

our Current Reports on Form 8-K, as filed with the SEC on April 11, 2011 (as amended by Amendment No. 1 thereto filed with SEC on June 17, 2011), December 9, 2011, January 5, 2012, January 12, 2012, January 17, 2012, February 17, 2012 and February 27, 2012 (Commission File No.: 1-4219); and

•	the description of our common stock contained in our Information Statement on Schedule 14C, as filed with the SEC on November 30, 2009 (Commission File No.: 1-4219).

We are also incorporating by reference into the accompanying prospectus all of our future filings with the SEC (other than any filing or portion thereof that is furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed.

You should rely only on the information contained or incorporated by reference in this prospectus or the prospectus supplement or any free writing prospectus and any pricing supplement that we or the selling stockholders authorize. Neither we nor the selling stockholders authorize any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus or the prospectus supplement or any free writing prospectus or any pricing supplement that we or the selling stockholders authorize in writing. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus or the prospectus supplement or any free writing prospectus or any pricing supplement that we or the selling stockholders authorize is accurate only as of the date on its cover page and that any information previously filed with the SEC that is incorporate by reference is accurate only as of the date such document is incorporated by reference.

The documents incorporated by reference into this prospectus are available from us and upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:

Harbinger Group Inc.

Attn.: Chief Financial Officer

450 Park Avenue, 27th Floor

New York, NY 10022

(212) 906-8555

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

iii

THE COMPANY

We are a diversified holding company that is majority owned by the Harbinger Parties. Our principal operations are conducted through subsidiaries that offer life insurance and annuity products, and branded consumer products such as batteries, personal care products, small household appliances, pet supplies, and home and garden pest control products. We are principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing our existing businesses. In addition to our intention to acquire controlling equity interests, we may also from time to time make investments in debt instruments and acquire minority equity interests in companies.

We were incorporated in Delaware in 1954 under the name Zapata Corporation and reincorporated in Nevada in April 1999 under the same name. On December 23, 2009, we were reincorporated in Delaware under the name Harbinger Group Inc. Our common stock trades on the NYSE under the symbol “HRG.” Our principal executive offices are located at 450 Park Avenue, 27th Floor, New York, New York 10022.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.harbingergroupinc.com. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and any prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended January 1, 2012 and our Annual Report on Form 10-K for the annual period ended September 30, 2011, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” These risk factors may be amended, supplemented or superseded from time to time in supplements to this prospectus and by other reports we file with the SEC in the future.

FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference in this prospectus or in information we file with the SEC are forward-looking statements that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and the management of our subsidiaries. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of our company. Forward-looking statements include, without limitation, the information regarding: conditions to, and the timetable for, completion and integration of acquisitions and the future economic performance of our subsidiaries. Forward-looking statements are also identified in the documents incorporated by reference.

Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

Forward-looking statements are not guarantees of performance. Further description of risks, uncertainties and other important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements is incorporated by reference herein under the section entitled “Risk Factors” and appears in our periodic SEC filings as incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We also caution you that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this prospectus or the date of documents incorporated by reference herein. We do not undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect actual outcomes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated. For the purpose of calculating the consolidated ratio of earnings to fixed charges and preferred stock dividend requirements, “earnings” represents pre-tax income (loss) from continuing operations plus fixed charges, and less any interest capitalized. “Fixed charges” consists of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense. “Preferred stock dividend requirements” represents pre-tax earnings required to cover post-tax dividends and accretion on preferred stock, using a marginal income tax rate of 35%. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Predecessor			Successor
	Year Ended September 30,		Period from October 1, 2008 through August 30, 2009	Period from August 31, 2009 through September 30, 2009	Year Ended September 30,		Three Month Period Ended
	2007	2008			2010	2011	January 2, 2011	January 1, 2012
			(In millions, except ratios)
Ratio of earnings to combined fixed charges and preferred stock dividend requirements			7.2			1.1	1.1	1.7
Deficiency of (loss) earnings to combined fixed charges and preferred stock dividend requirements	$(507.2)	$(914.8)		$(20.0)	$(132.3)

USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include financing of acquisitions and capital expenditures, additions to working capital and repayment or redemption of existing indebtedness.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

In addition to covering the offering of the securities by us, this prospectus covers the offering for resale of common shares by the selling shareholders named below. We have registered the shares to permit the selling stockholders and their successors, which include their donees, pledgees, distributees or transferees or their successors-in-interest. We refer to all of these possible sellers as the “selling stockholders” in this prospectus. The selling stockholders may sell all, a portion or none of their shares at any time.

The following table sets forth the maximum number of shares of our common stock to be sold by the selling stockholders pursuant to this registration statement. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days. The percentage of shares beneficially owned before the offering is based on 139,348,645 shares of common stock outstanding as of March 5, 2012, and a total of 188,268,949 shares of common stock outstanding on a fully diluted basis as of March 5, 2012 after giving effect to the conversion of the Company’s outstanding shares of Series A Participating Preferred Stock (the “Series A Shares”) and Series A-2 Participating Preferred Stock (the “Series A-2 Shares,” and together with the Series A Shares, the “Preferred Stock”) and the limitation on voting by applicable to one of Preferred Stockholders prior to receipt of certain regulatory approvals.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned After the Offering
	Number	%		Number	%
Harbinger Capital Partners Master Fund I, Ltd.(1)	95,932,068	51.0	18,468,379	77,463,689	41.1
Harbinger Capital Partners Special Situations Fund, L.P.(2)	21,493,161	11.4	4,137,760	17,355,401	9.2
Global Opportunities Breakaway Ltd.(3)	12,434,660	6.6	2,393,861	10,040,799	5.3

(1)	Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”) is the beneficial owner of 95,932,068 shares of our common stock, which may also be deemed to be beneficially owned by Harbinger Capital, the investment manager of Master Fund; Harbinger Holdings, LLC (“Harbinger Holdings”), the managing member of Harbinger Capital Partners LLC (“Harbinger Capital”), and Mr. Philip A. Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Master Fund. The address of the Master Fund is c/o International Fund Services (Ireland) Limited, 78 Sir John Rogerson’s Quay, Dublin 2, Ireland. The Company has been informed that, as of the date hereof, all of the shares of our Common Stock held by the Master Fund are pledged, together with securities of other issuers, to secure certain portfolio financing for the Master Fund.
(2)	Harbinger Capital Partners Special Situation Fund, L.P. (the “Special Situations Fund”) is the beneficial owner of 21,493,161 shares of our common stock, which may be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), the general partner of the Special Situations Fund, Harbinger Holdings, the managing member of HCPSS, and Mr. Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Special Situations Fund. The address of the Special Situations Fund is 450 Park Avenue, 30th floor, New York, New York, 10022.
(3)	Global Opportunities Breakaway Ltd. (the “Global Fund”) is the beneficial holder of 12,434,660 shares of our common stock, which may be deemed to be beneficially owned by Harbinger Capital Partners II LP (“HCP II”), the investment manager of the Global Fund; Harbinger Capital Partners II GP LLC (“HCP II GP”), the general partner of HCP II, and Mr. Falcone, the managing member of HCP II GP and the portfolio manager of the Global Fund. The address of the Global Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.

Material relationships with the selling stockholders

The selling stockholders control a majority of our voting securities. In addition, Mr. Philip A Falcone, our Chairman and Chief Executive Officer is the Chief Investment Officer and Chief Executive Officer of Harbinger Capital and Keith M. Hladek and Robin Roger, two of our directors, are senior officers of Harbinger Capital. In addition, a number of our executive officers and employees are former officers or employees of Harbinger Capital. We have entered into several agreements and arrangements with Harbinger Capital and its affiliates, including the registration rights agreement pursuant to which the selling stockholders’ shares are included in this prospectus.

Additional information about certain material relationships between us and the selling shareholders is included in the documents incorporated by reference herein, including the information set forth under the heading “Item 13. Certain Relationships, Related Party Transactions and Director Independence” in Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, the headings “Item 1. Business,” and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and the heading “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for quarter period ended January 1, 2012.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per shares and 10,000,000 shares of preferred stock, par value $0.01 per share. As of March 9, 2012, we have 140,116,935 shares of common stock and 280,000 Series A Shares and 120,000 Series A-2 Shares outstanding. Summarized below are material provisions of our certificate of incorporation (including the certificates of designation of the Preferred Stock) and by-laws as currently in effect, as well as relevant sections of the Delaware General Corporation Law (the “DGCL”). The following summary is qualified in its entirety by the entire text of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to our SEC reports, which are incorporated herein by reference, and by the applicable provisions of the DGCL.

Common stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our Board out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are, and the shares of common stock to be sold in this offering when issued and paid for will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of the Preferred Stock and of any other series of preferred stock that may be issued in the future.

Preferred stock

Our Board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our Board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

Series A and Series A-2 Preferred Stock

On May 13, 2011, and August 5, 2011, the Company issued an aggregate of 400,000 shares of Preferred Stock to certain institutional investors (the “Preferred Stock Purchasers”) including CF Turul LLC (“CF Turul”), at a purchase price of $1,000 per share (the “Purchase Price”), resulting in aggregate gross proceeds to us of $400 million. The following discussion provides only a summary of the material terms of the Preferred Stock. The following summary is qualified in its entirety by the entire text of the certificates of designation of the Series A Shares and the Series A-2 Shares, including amendments thereto, which have been filed as exhibits to our SEC reports and are incorporated herein by reference.

Dividends. The Preferred Stock will accrue a cumulative quarterly cash dividend at an annualized rate of 8%. The Purchase Price of the Preferred Stock will accrete quarterly at an annualized rate of 4% that will be reduced to 2% or 0% if the Company achieves specified rates of growth measured by increases in its net asset value. The Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of common stock on an as-converted basis.

Optional Conversion. Each share of Preferred Stock may be converted by the holder into common stock at any time based on the then applicable conversion price. The initial conversion price is $6.50 for the Series A Shares and $7.00 for the Series A-2 Shares and is subject to adjustment for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, recapitalizations and similar events, as well as in connection with issuances of common stock (and securities convertible or exercisable for common stock) below the conversion price (which adjustment shall be made on a weighted average basis). Until certain regulatory filings are made and approvals are obtained and effective, Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Automatic Conversion/Mandatory Redemption. On May 13, 2018, holders of the Preferred Stock are entitled to cause the Company to redeem the Preferred Stock at the Purchase Price per share plus accrued but unpaid dividends. Each share of Preferred Stock that is not so redeemed will be automatically converted into shares of common stock at the applicable conversion price then in effect (“Conversion Price”).

Upon a change of control (as defined in the certificates of designation), holders of the Preferred Stock are entitled to cause the Company to redeem their Preferred Stock at a price per share equal to the sum of 101% of the Purchase Price and any accrued and unpaid dividends, including accrued and unpaid cash and accreting dividends for the then current dividend period.

Optional Redemption. At any time after May 13, 2014, the Company may redeem the Preferred Stock, in whole but not in part, at a price per share equal to 150% of the Purchase Price plus accrued but unpaid dividends, subject to the holder’s right to convert prior to such redemption.

Mandatory Conversion. After May 13, 2014, the Company may force conversion of the Preferred Stock into common stock if the thirty day volume weighted average price of our common stock (“VWAP”), and the daily VWAP exceeds 150% of the then applicable Conversion Price for at least twenty trading days out of the thirty trading day period used to calculate the thirty day VWAP. In the event of a forced conversion, the holders of Preferred Stock will have the ability to elect cash settlement in lieu of conversion if certain market liquidity thresholds for the common stock are not achieved. In addition, for so long as CF Turul owns sufficient combined voting power (through ownership of Preferred Stock and common stock) to entitle it to have consent rights or to nominate directors or appoint observers (as described below), the Company’s ability to force conversion shall be limited so that CF Turul retains at least one share of Preferred Stock, enabling it to continue to exercise its right to nominate directors, appoint observers or exercise consent rights associated with the Preferred Stock, but such Preferred Stock shall have no other rights or preferences. Upon CF Turul ceasing to own sufficient combined voting power to exercise these rights, the retained share shall be automatically cancelled.

Liquidation Preference. In the event of any liquidation or winding up of the Company, the holders of Preferred Stock will be entitled to receive per share the greater of (i) 150% of the Purchase Price, plus any accrued and unpaid dividends and (ii) the value that would be received if the share of Preferred Stock were converted into common stock immediately prior to the liquidation or winding up.

Participation Rights. Prior to May 13, 2016 with respect to the Series A Shares and prior to August 5, 2016 with respect to the Series A-2 Shares, subject to meeting certain ownership thresholds, certain Preferred Stock Purchasers will be entitled to participate, on a pro rata basis in accordance with their ownership percentage, determined on an as-converted basis, in issuances of equity and equity linked securities by the Company. In addition, subject to meeting certain ownership thresholds and other conditions, certain Preferred Stock Purchasers will be entitled to participate in issuances of preferred securities and in debt transactions of the Company and its subsidiaries.

Voting Rights. The holders of the Preferred Stock will be entitled to vote on an as-converted basis with the Company’s holders of common stock on all matters submitted to a vote of the holders of common stock for all purposes. However, until approval is obtained from certain insurance regulatory authorities, no holder of

Preferred Stock may, at any time, vote more than 9.9% of the total number of votes which may be cast in a general election of a director of the Company.

Consent Rights. Consent of the holders of Preferred Stock is required before certain fundamental changes that can be made to the Preferred Stock, including changes to the terms of the Preferred Stock with respect to liquidation preference, dividend, or redemption rights. Consent of the holders of a majority of Preferred Stock is required before, subject to certain exceptions, certain material actions may be taken with respect to the Preferred Stock including issuing stock senior or pari passu to the Preferred Stock and incurring debt, or permitting a subsidiary to incur debt or selling assets or permitting a subsidiary to sell assets not otherwise permitted by the indenture relating to the Company’s Senior Secured Notes due 2015 (or any replacement thereof). While CF Turul continues to own at least 50% of the Series A Shares it initially purchased (either as Preferred Stock or common stock upon conversion), consent of CF Turul is required before any action may be taken which, pursuant to the express terms of the certificates of designation, requires approval by a majority of the holders of Preferred Stock or any action with respect to certain related party transactions between the Company and its affiliates.

Board Representation. Subject to certain approval from certain insurance regulatory authorities, so long as CF Turul owns at least 50% of the Series A Shares it initially purchased or 10% of the outstanding common stock on an as-converted basis, CF Turul shall have the right to appoint one director to the Board who shall be entitled to be a member of any committee of the Board (except for any special committee formed to consider a related party transaction involving CF Turul).

If CF Turul does not appoint a director, subject to meeting certain ownership thresholds, CF Turul has the right to appoint an observer to attend all meetings of the Board, any committee of the Board, and the board of any wholly owned subsidiary of the Company on which it does not have a director. Upon a specified breach event (described in the Section “—Other Covenants” below) the size of the Board will be increased by one or two directors, depending on whether CF Turul has appointed a director prior thereto. CF Turul, or a majority of Preferred Stock Purchasers if CF Turul at that time owns less than a threshold amount, in either common stock or Preferred Stock, will have the right to appoint one or two directors, reasonably acceptable to the Board.

Subject to meeting certain ownership thresholds, in the event that Philip A. Falcone ceases to have principal responsibility for the Company’s investments for a period of more than 90 consecutive days, other than as a result of temporary disability, and CF Turul does not approve the Company’s proposed business continuity plan, CF Turul may appoint such number of directors that, when the total number of directors appointed by CF Turul is added to the number of independent directors, that number of directors is equal to the number of directors employed by or affiliated with the Company or the Harbinger Parties and their affiliates (the “Harbinger Affiliates”).

Notwithstanding all of the foregoing, CF Turul’s representation on the Board will always be less than or proportionate (save for rounding up, where necessary) to its beneficial ownership of the Company’s common stock and will otherwise comply with the rules of the NYSE and certain insurance regulatory authorities.

Other Covenants. The certificates of designation include additional terms regarding obligations of the Company. Upon a specified breach event (which shall include an event of default under the indenture relating to the Company’s Senior Secured Notes due 2015, the Company’s failure to pay any dividends for a period longer than 90 days, the Company’s failure to maintain a 1:1 ratio of cash and cash equivalents to fixed charges until March 31, 2012, the Company’s failure to perform certain covenants under the certificates of designation, and causing the delisting of its common stock), the Company shall be prohibited from making certain restricted payments, incurring certain debt, and entering into certain agreements to purchase debt or equity interests in portfolio companies of the Harbinger Affiliates and related parties (other than the Company) or to sell equity interests in portfolio companies of the Company to the Harbinger Affiliates and related parties.

Directors’ liability; indemnification of directors and officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursements for expenses incurred arising under the Securities Act.

Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the DGCL (relating to unlawful dividends, stock repurchases or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our certificate of incorporation and by-laws will provide that we indemnify each director and the officers, employees and agents determined by our Board to the fullest extent provided by the laws of the State of Delaware.

Any amendment to or repeal of these provisions will not adversely affect any right or protection of our directors in respect of any act or failure to act that occurred prior to any amendment to or repeal of such provisions or the adoption of an inconsistent provision. If the DGCL is amended to provide further limitation on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL. Our by-laws authorize us to indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. We also enter into indemnification agreements with our directors and officers which may, in certain cases, be broader than specified indemnification provisions of our certificate of incorporation and by-laws. We intend to maintain director and officer liability insurance, if available on reasonable terms.

Certain certificate of incorporation, by-law and statutory provisions

Some of the provisions of our certificate of incorporation and by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that holders of our securities might consider in their best interest, including any attempt that might result in receipt of a premium over the market price for our shares of common stock.

Stockholder action by written consent; special meetings of stockholders

Our certificate of incorporation permits stockholder action by written consent in lieu of a meeting in accordance with Delaware law. A special meeting of our stockholders can be called only by the chairman of our Board or any three members of our Board. A special meeting cannot be called by stockholders.

Advance notice requirements for stockholder proposals and director nominations

Our by-laws require stockholders to provide to our Board not less than 90 days’ and not more than 120 days’ advance notice of business proposed to be brought before, and of nominations of directors to be made at, a stockholder meeting. The content of the notice must include the stockholder’s beneficial stock ownership information, including his or her derivative and short positions and all information required by Regulation 14A of the SEC proxy rules. Failure to deliver proper notice in a timely fashion results in exclusion of the proposal from stockholder consideration at the meeting. In the case of nominations of directors, our by-laws also require nominees to respond to a questionnaire providing information about the candidate’s background and qualifications, to represent that he or she has no agreements with any third party as to voting or compensation in connection with his or her service as a director, and to agree to abide by applicable confidentiality, governance, conflicts, stock ownership and trading policies of the Company.

Election and removal of directors

Our Board is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. Our Board may elect a director to fill a vacancy, including vacancies created by the expansion of our Board. Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors. A director may be removed only for cause by the holders of a majority of shares then entitled to vote in an election of directors.

Anti-takeover laws/interested stockholder transactions

Unless a corporation elects in its certificate of incorporation or by-laws for the following provision not to apply, DGCL Section 203 prohibits a corporation from engaging in any “business combination” with a 15% or greater stockholder for a period of three years following the time that such stockholder obtained such ownership, unless (i) the board of directors approved either the business combination or the transaction which resulted in the stockholder’s ownership before the stockholder obtained such ownership; (ii) the transaction resulted in the stockholder owning at least 85% of the outstanding voting stock of the corporation not owned by the interested stockholder or officers or directors of the corporation; or (iii) the business combination is approved by the board of directors and authorized (not by written consent) by the affirmative vote of at least 66 2/3% of the “disinterested” stockholders. Section 203 does not apply to any stockholder who became an “interested stockholder” (i.e., a 15% or greater stockholder) at a time when the Section 203 restrictions did not apply. In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation’s stock if it was as a result of action taken solely by the corporation.

In connection with our reincorporation merger in 2009, as a result of which we changed our corporate domicile from Nevada to Delaware, we opted out of the statutory provisions of DGCL Section 203, but our certificate of incorporation replicates its terms except that the subject business combination will require approval by our Board and authorization (whether by written consent or vote) by the affirmative vote of at least a majority of the “disinterested” stockholders (rather than 66 2/3% of such stockholders). Similar to the non-applicability of Section 203, the interested stockholder provisions of our certificate of incorporation do not apply to any stockholder who became an “interested stockholder” at a time when the Section 203 restrictions did not apply (i.e. prior to the reincorporation merger). As a result, the interested stockholder provisions of our certificate of incorporation do not apply to the Harbinger Affiliates. While Section 203 would apply to an interested stockholder if its holdings fall below the 15% threshold and later again surpass the 15% threshold, our certificate of incorporation provides a permanent exemption from the interested stockholder provisions for the Harbinger Affiliates.

Business opportunities

The DGCL permits Delaware corporations to renounce an opportunity to participate in specified business opportunities or specified classes or categories of business opportunities. Our certificate of incorporation recognizes that persons who serve as our directors may also serve, from time to time, as directors, officers or partners, or in other capacities, with other entities, including entities affiliated with the Harbinger Affiliates, and that the Company will derive substantial benefits from the service of such persons (each, an “Overlap Person”).

Our certificate of incorporation renounces the requirement for an Overlap Person to introduce or pursue any potential business opportunities on behalf of the Company unless:

•	such potential business opportunity was expressly presented or offered to the Overlap Person solely in his or her capacity as a director or officer of the Company;

•	the Company possesses, or would reasonably be expected to be able to possess, the resources (including cash) necessary to exploit such potential business opportunity; and

•	such business opportunity relates exclusively to the business of the Company as determined by our board of directors from time to time in good faith.

Further, our certificate of incorporation renounces all interests and expectancies in business opportunities which relate to:

•

the acquisition of an equity interest in an individual, corporation, partnership, unincorporated association or other entity (a “Person”) that does not entitle the Company to elect a majority of the members of the board of directors, general partner, managing member or similar governing body of such Person;

•	the extension of credit to any Person or acquisition of any interest or participation in any debt;

•

the acquisition of debt, equity or other interests in a Person or business that is reasonably believed by an Overlap Person or the entity in which an Overlap Person serves as a director, officer, partner, manager, representative, agent or employee to be distressed or insolvent or to be in default with respect to any debt;

•

the extension of credit to, or the acquisition of debt or equity or other interests or assets in, a Person or business that is in a bankruptcy or insolvency proceeding, including, but not limited to, providing debtor-in-possession financing or the purchase of interests in a Person, assets or business in connection with a bankruptcy or insolvency proceeding or reorganization or liquidation relating to or arising from a bankruptcy or insolvency proceeding;

•	an acquisition of assets that does not constitute a whole company, operating division of a Person or line of business; or

•	investments in any other industry in which the Company is not then engaged and that our board of directors designates from time to time as being a disqualified opportunity.

Pursuant to our certificate of incorporation and the DGCL, our Board has discretion from time to time to assert or renounce our interests and expectancies in business opportunities in one or more specific industries. We expect that our directors will inform our Board from time to time of material relationships and arrangements they have with other entities, including those entities which may be seeking investment opportunities in industries in which we are engaged.

The Harbinger Affiliates related parties have agreed, pursuant to the terms of a letter agreement with CF Turul, that they will, subject to certain exceptions, present to us certain business opportunities in the consumer product, insurance and financial products, agriculture, power generation and water and mineral resources industries. However, we cannot assure you that the terms of this agreement will be enforced because we are not a party to this agreement and have no ability to enforce its terms.

Amendment of the certificate of incorporation and by-laws

Subject to the consent rights of the holders of Preferred Stock with respect to certain amendments as described above under “—Preferred Stock—Series A and Series A-2 Preferred Stock,” our certificate of incorporation can be amended by a majority vote of stockholders. There are no provisions which require a higher vote to amend. Our by-laws may be amended by a majority of our directors and may also be amended by the holders of a majority of our outstanding voting stock.

Transfer agent and registrar

The transfer agent and registrar for our common stock is the American Stock Transfer & Trust Co.

New York Stock Exchange

Our common stock is listed on the NYSE under the symbol “HRG.”

DESCRIPTION OF THE WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to any particular issue of common stock warrants or preferred stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the offered securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or shares of preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NYSE or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through dividends or other distributions made by the selling stockholders to their respective partners, members or stockholders; or

•	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities. For example, we or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require the delivery shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

In this prospectus, the term “selling stockholders” includes the selling stockholders and their respective successors, which include their donees, pledgees, distributees or transferees and other successors-in-interest.

We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholders or through agents designated by us or the selling stockholders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock offered in this prospectus will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Harbinger Group Inc. as of September 30, 2011 and 2010, and the related consolidated statements of operations, permanent equity (deficit) and comprehensive income (loss), and cash flows for the years ended September 30, 2011 and September 30, 2010, the period August 31, 2009 to September 30, 2009 (Successor), and the period October 1, 2008 to August 30, 2009 (Predecessor) have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of Fidelity & Guaranty Life Holdings, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in shareholder’s equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm, as experts in accounting and auditing. The audit report covering these financial statements refers to a change in the method of accounting for other-than-temporary impairments in 2009 and for the fair value of financial instruments in 2008.

Common Stock

Preferred Stock

Warrants

Units

P R O S P E C T U S

                    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by Harbinger Group Inc. (“HGI”) in connection with the distribution of its securities being registered in this registration statement. The selling stockholders will not bear any portion of such expenses. All amounts other than the SEC registration fee are estimates.

SEC registration fee	$21,803
Printing fees and expenses	25,000
Legal fees and expenses	45,000
Accounting and auditor fees and expenses	30,000
Miscellaneous	—

Total	$121,803

Item 15.	Indemnification of Directors and Officers.

Certificate of Incorporation

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as employees and agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not excluding other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

HGI’s certificate of incorporation (“certificate of incorporation”) provides that the personal liability of the directors of HGI is eliminated to the fullest extent permitted by the DGCL. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of HGI shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The certificate of incorporation also contains an indemnification provision that provides that HGI shall have the power, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended or supplemented, to indemnify any person by reason of the fact that the person is or was a director, officer, employee or agent of HGI, or is or was serving at the request of HGI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The certificate of incorporation also provides that neither any amendment nor repeal of the indemnification or the exculpation provision thereof, nor the adoption of any provision of the certificate of incorporation inconsistent with the indemnification or the exculpation provision thereof, whether by amendment to the certificate of incorporation or by merger, reorganization, recapitalization or other corporate transaction having the effect of amending the certificate of incorporation, shall eliminate or reduce the effect of the indemnification or the exculpation provision in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for the indemnification or the exculpation provision, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

By-laws

HGI’s by-laws (the “by-laws”) provide that each person who is or was a director of HGI shall be indemnified and advanced expenses by HGI to the fullest extent permitted from time to time by the DGCL as it existed on the date of the adoption of the by-laws or as it may thereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits HGI to provide broader indemnification rights than said law permitted HGI to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. HGI may, by action of its board of directors, provide indemnification and advance expenses to officers, employees and agents (other than directors) of HGI, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of HGI (each of the foregoing persons, a “Covered Person”), with the same scope and effect as the foregoing indemnification of directors of HGI. HGI shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by HGI’s board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the by-laws or otherwise by HGI. Without limiting the generality or the effect of the foregoing, HGI may enter into one or more agreements with any person which provide for indemnification or advancement of expenses greater or different than that provided in the by-laws.

The by-laws also contain a provision that provides that any right to indemnification or to advancement of expenses of any Covered Person arising pursuant to the by-laws shall not be eliminated or impaired by an amendment to or repeal of the by-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

To the extent and in the manner permitted by law, HGI also has the right to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Indemnification Agreements

HGI enters into indemnification agreements with its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in its certificate of incorporation and by-laws. The indemnification agreements may require HGI, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of HGI and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Liability Insurance

In addition, HGI maintains liability insurance for its directors and officers. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws.

Item 16.	Exhibits.

See the Exhibit Index.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B and relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 13, 2012.

HARBINGER GROUP INC.

By:	/s/ THOMAS A. WILLIAMS
	Name:	Thomas A. Williams
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Omar M. Asali, Thomas A. Williams or Ehsan Zargar or any of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on March 13, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ PHILIP A. FALCONE Philip A. Falcone	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors

/s/ THOMAS A. WILLIAMS Thomas A. Williams	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD H. HAGERUP Richard H. Hagerup	Interim Chief Accounting Officer (Principal Accounting Officer)

/s/ OMAR M. ASALI Omar M. Asali	President and Director

Signature	Title

/s/ DAVID MAURA David Maura	Executive Vice President and Director

/s/ LAP WAI CHAN Lap Wai Chan	Director

/s/ KEITH M. HLADEK Keith M. Hladek	Director

/s/ THOMAS M. HUDGINS Thomas Hudgins	Director

/s/ ROBERT V. LEFFLER, JR. Robert V. Leffler, Jr.	Director

/s/ ROBIN ROGER Robin Roger	Director

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
1.1†	Form of underwriting agreement for equity securities.

1.2†	Form of underwriting agreement for purchase contracts.

1.3†	Form of underwriting agreement for units.

4.1†	Form of Warrant Agreement.

4.2†	Form of Warrant.

4.3†	Form of Purchase Contract.

4.4†	Form of Unit Agreement.

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

12.1*	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of KPMG LLP, Independent Accountants.

23.3*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

†	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.
*	Filed herewith.